UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

PureCycle Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreements

On June 16, 2025, PureCycle Technologies, Inc. (the “Company”) entered into binding subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “Investors”), including investment entities affiliated with The Henry Crown Company, Daniel Gibson, Sylebra Capital Management and Samlyn Capital, LLC, pursuant to which the Company agreed to sell to the Investors, in a private placement transaction (the “Offering”), an aggregate of 300,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (“Convertible Preferred Shares”), at an initial issue price of $1,000 per share (the “Initial Issue Price”). The Offering is expected to close on June 20, 2025 (the “Closing Date”). The gross proceeds to the Company from the Offering are expected to be approximately $300.0 million before deducting placement agent fees and other estimated offering expenses.

Certificate of Designations

The Convertible Preferred Shares will be issued pursuant to a Certificate of Designations (the “Certificate of Designations”), expected to be filed on the Closing Date with the Secretary of State of the State of Delaware, establishing the preferences, limitations and relative rights of the Convertible Preferred Shares. The Certificate of Designations will amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and will be effective immediately on filing. The Certificate of Designations is expected to include the following terms:

Ranking

The Convertible Preferred Shares rank, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Company (a “Liquidation Event”): (a) senior to the Company’s common stock, par value $0.001 per share (“Common Stock”), and other capital stock of the Company the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Shares (other than the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”)) as to divided rights and rights upon Liquidation Events; (b) on a parity with any other class or series of capital stock of the Company the terms of which expressly provide that such class or series ranks on a parity with the Convertible Preferred Shares as to dividend rights and rights upon Liquidation Events; (c) junior to the Series A Preferred Stock and any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to dividend rights and rights upon Liquidation Events; and (d) junior to all existing and future indebtedness of the Company.

Conversion

A holder of the Convertible Preferred Shares may elect to convert such holder’s Convertible Preferred Shares into shares of Common Stock, at any time. In addition, on or after the dividend payment date following the fourth anniversary of the Closing Date, if at any time the closing price of the Common Stock has been at least 175% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on the trading day immediately preceding the trading day on which a conversion notice is given (a “Conversion Notice”), the Company may elect to convert all of the Convertible Preferred Shares into a number of shares of Common Stock equal to the Accrued Value (as defined below) divided by the conversion price on the date of the Conversion Notice, unless modified pursuant to a Make-Whole Change (as defined below). The Convertible Preferred Shares are convertible into Common Stock at an initial conversion price equal to $14.02, which represents a 30% premium to the 10-day volume weighted average price of the Common Stock on the trading day immediately prior to the execution of the Subscription Agreements.

Voting Rights

Except as may be expressly required by the Delaware General Corporation Law, holders of the Convertible Preferred Shares are not entitled to any voting rights.

Dividends

Holders of the Convertible Preferred Shares are entitled to receive cumulative dividends at a rate equal to seven (7)% per annum, payable in kind or in cash at the Company’s option, which dividends, if paid in kind, will be capitalized to the Accrued Value.

Liquidation Preference

In the event of any Liquidation Event, each holder of the Convertible Preferred Shares will be entitled to receive a per share amount equal to the greater of (i) the per share purchase price of the Convertible Preferred Shares (as adjusted for any in kind dividends paid thereon) plus all accrued and unpaid dividends thereon (the “Accrued Value”) and (ii) the amount that such Convertible Preferred Shares would have been entitled to receive if they had converted into Common Stock immediately prior to such Liquidation Event.

Protective Provisions

The Company may not take any of the following actions unless otherwise approved by the holders of a majority of the then-outstanding Convertible Preferred Shares: (a) amend or waive any provision in the Certificate of Incorporation in any way that materially, adversely and disproportionately affects the rights, preferences, and privileges or power of the Convertible Preferred Shares; (b) increase the authorized number of shares of Series A Preferred Stock unless such increase is required pursuant to the existing terms of the Certificate of Designations of Series A Preferred Stock, as modified by the waivers entered into by all of the holders of the Series A Preferred Stock on September 17, 2024; (c) other than in connection with the Series A Preferred Stock, issue any equity securities of the Company containing rights, preferences or privileges with respect to distributions or liquidation superior to or on parity with the Convertible Preferred Shares; or (d) repurchase or redeem any issued and outstanding Common Stock other than any such repurchases or redemptions (i) undertaken in connection with any equity incentive agreements approved by the Company’s board of directors, (ii) undertaken to satisfy obligations of the Company existing on the date of the Certificate of Designations or (iii) that do not result in payments by the Company in an aggregate amount, together with all prior payments made pursuant to this clause (iii), in excess of $50.0 million.

Holder Redemption Rights

Except in the case of a change in control, the Convertible Preferred Shares may not be redeemed or repurchased upon the election of the holders of the Convertible Preferred Shares.

Change in Control

Upon certain change in control events involving the Company, (i) the holders of the Convertible Preferred Shares will have the right to require the Company to redeem any or all of their Convertible Preferred Shares and (ii) the Company will have the option to redeem all (but not less than all) of the then-outstanding Convertible Preferred Shares, in each case, for a cash amount equal to the Accrued Value, on a per share basis. In connection with the Company delivering a Conversion Notice or in connection with a change in control, the Company will, in certain circumstances, be required to increase the conversion rate for shares of Convertible Preferred Shares converting in connection therewith (a “Make-Whole Change”). Such Make-Whole Change will be calculated using a make-whole table calculated over a 10-year period.

Registration Rights

As part of the Subscription Agreements, the Company is required to, among other things, prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares. The Company is required to use commercially reasonable efforts to have such Registration Statement filed within 30 days of the Closing Date and have such Registration Statement declared effective by the Commission no later than 60 calendar days after the Closing Date (or 90 calendar days in the event of a “full review” by the Commission).

Amendment to the Credit Agreement

The Company is also party to a Revolving Credit Facility pursuant to a credit agreement (as amended from time to time, the “Revolving Credit Agreement”) dated as of March 15, 2023, with PureCycle Technologies Holdings Corp. and PureCycle Technologies, LLC and PureCycle Augusta, LLC (collectively, the “Guarantors”), Sylebra Capital Partners Master Fund, LTD, Sylebra Capital Parc Master Fund, and Sylebra Capital Menlo Master Fund (collectively, the “Lenders”), and Madison Pacific Trust Limited (the “Administrative Agent” and the “Security Agent”). In conjunction with the Offering, on June 16, 2025, the Company, the Guarantors, the Administrative Agent, the Security Agent and the Lenders executed a Ninth Amendment to the Credit Agreement (“Ninth Amendment to Credit Agreement”) to, among other things, (i) permit the Offering and (ii) amend the indebtedness covenant to add a basket for unsecured indebtedness of the Company in an aggregate principal amount not to exceed $50.0 million.

The foregoing summaries of the Subscription Agreements and the Ninth Amendment to Credit Agreement are subject to, and qualified in their entirety by, the text of the form of Subscription Agreement and the Ninth Amendment to Credit Agreement, as applicable, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company offered and sold the Convertible Preferred Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction between an issuer and sophisticated investors not involving a public offering, and for resale by certain initial purchasers to persons reasonably believed by them to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The shares of the Common Stock issuable upon conversion of the Convertible Preferred Shares, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon conversion of the Convertible Preferred Shares, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Preferred Shares and any resulting issuance of shares of Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2025, the Company entered into an employment agreement with Dustin Olson, the Company’s Chief Executive Officer (the “Olson Employment Agreement”). The Olson Employment Agreement is effective as of June 16, 2025 and has an initial term through June 15, 2028 and contains a provision for automatic extensions for one-year periods thereafter, unless either party provides at least 90 days’ written notice of non-renewal in accordance with the terms thereof.

Consistent with his current compensation, the Olson Employment Agreement provides that Mr. Olson is entitled to receive an annual base salary of $773,000, subject to increase as may be approved by the Board of Directors of the Company (the “Board”). The Olson Employment Agreement also provides that Mr. Olson will be eligible for an annual cash incentive award determined based upon achievement with respect to performance criteria established by the Compensation Committee of the Board (the “Compensation Committee”) and approved by the Board. Mr. Olson’s target annual cash incentive opportunity is 100% of his base salary, subject to potential increase by the Board. Mr. Olson is also eligible to participate in the Company’s 2021 Equity and Incentive Compensation Plan or any successor plan (the “Equity Plan”), subject to the terms of the Equity Plan, as determined by the Board and as recommended by the Compensation Committee.

The Olson Employment Agreement also provides that on or as soon as reasonably practicable following the effective date of the Olson Employment Agreement, the Company will grant him an award of 200,000 fully vested shares of common stock of the Company under the Equity Plan.

If the Company terminates Mr. Olson’s employment without “cause” or Mr. Olson terminates his employment for “good reason” other than within 12 months following a “change in control” (as these terms are defined in the Olson Employment Agreement), or if Mr. Olson’s employment is terminated due to his death or “disability,” Mr. Olson will be entitled to the following (in addition to certain earned and accrued obligations):

•	payment of an amount equal to 150% of his base salary over a 12-month period;

•	a lump sum cash payment equal to 100% of his target bonus for the year of termination;

•	vesting of a portion of the then-outstanding and unvested restricted stock units (“RSUs”) and stock options granted to Mr. Olson, with such pro-rata portion determined based on the number of days that would have elapsed in the applicable vesting period or performance period on the date that is 12 months after the date of termination (with respect to performance-based RSUs (“PRSUs”), based on actual achievement of the applicable performance goals over the full performance period as determined by the Compensation Committee); and

•	Subsidized COBRA coverage based on the cost-sharing applicable to Mr. Olson during his employment (or an economic equivalent) for up to 18 months following termination, subject to the restrictions as set forth in the Olson Employment Agreement (the “COBRA Benefit”).

If the Company terminates Mr. Olson’s employment without “cause” or Mr. Olson terminates his employment for “good reason” within 12 months following a “change in control,” Mr. Olson will be entitled to the following (in addition to certain earned and accrued obligations):

•	a lump sum payment equal to 300% of his base salary;

•	a lump sum cash payment equal to 200% of his target bonus for the year of termination;

•	full vesting of his outstanding RSUs and stock options (with any applicable performance goals for PRSUs that have not yet been scored deemed to be attained at the target level); and

•	the COBRA Benefit.

The severance benefits payable in connection with a termination without “cause” or a termination for “good reason” are generally subject to Mr. Olson’s execution of a customary release of claims against the Company. The Olson Employment Agreement provides that Mr. Olson will enter into a customary restrictive covenants agreement with the Company.

The foregoing description of the Olson Employment is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 17, 2025, the Company issued a press release announcing the Offering, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. An investor presentation relating to the Offering is also furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
10.1	Form of Subscription Agreement
10.2	Ninth Amendment to Credit Agreement, dated as of June 16, 2025, among PureCycle Technologies, Inc., as the Borrower, PureCycle Technologies, LLC and PureCycle Technologies Holdings Corp., as Guarantors, the Lenders party thereto, and Madison Pacific Trust Limited, as Administrative Agent and Security Agent
10.3	Employment Agreement, dated as of June 16, 2025
99.1	Press release, dated June 17, 2025
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.

June 17, 2025	By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Chief Financial Officer